Exhibit 23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-120706) of IndyMac ABS Inc. (the “Registrant”), and in the Prospectus Supplement, of the Registrant relating to IndyMac Residential Asset-Backed Trust, Series 2004-LH1 (the “Prospectus Supplement”), via the Form 8-K of the Registrant dated December 17, 2004 of our report dated February 27, 2004 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, which report appears in the Annual Report on form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2004, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

New York, New York
December 17, 2004